PROSPECTUS SUPPLEMENT                                         File No. 333-38792
(To the Prospectus Supplement and Prospectus                      Rule 424(b)(3)
dated June 16, 2000 and June 15, 2000, respectively)
Prospectus number:  2019


                            Merrill Lynch & Co., Inc.

                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes



Principal Amount:             $30,300,000


CUSIP Number:                 59018Y BK6


Interest Rate:                6.75000%


Original Issue Date:          September 19, 2000


Stated Maturity Date:         September 19, 2001


Interest Payment Dates:       At Maturity


Repayment at the Option
of the Holder:                The Notes cannot be repaid prior to the Stated
                              Maturity Date.

Redemption at the Option
of the Company:               The Notes cannot be redeemed prior to the Stated
                              Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                      The Chase Manhattan Bank